Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a person who will be appointed to the Board of Directors of Personalis, Inc., a Delaware corporation (the "Company"), and to all other references to me, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the U.S. Securities and Exchange Commission on February 24, 2022 on Form 10-K (the “Annual Report”). I also consent to the filing of this consent as an exhibit to the Annual Report.

Dated: February 24, 2022	/s/ Olivia Bloom
OLIVIA BLOOM